Exhibit 99.1

For more information contact:

JoAnn Horne
Market Street Partners
415/445-3233

SIZMEK REPORTS FIRST QUARTER 2016 RESULTS

●	First Quarter Revenues Grow 10% to $40.5 million; Increasing 12% on an FX Adjusted Basis
●	Core Revenues Increase 32%, Driven by 395% Growth in Mobile Revenue

Austin, TX. — May 10,  2016 — Sizmek Inc. (NASDAQ: SZMK), a global ad management company that delivers multiscreen campaigns, today reported financial results for the first quarter ended March 31, 2016.
Revenues for the three months ended March 31, 2016 increased 10% to $40.5 million compared to the same period of 2015.  Core products, consisting of all products except flash based rich media, grew 32% for the three months and comprised over 95% of the business for the first quarter.

“Our commitment to increased profitability this year is on track, as our cost reduction strategy and focused R&D investments will result in EBITDA ramping through the year,” said Neil Nguyen, CEO and President of Sizmek. “We’ve also made significant progress toward achieving many of our full year objectives, including increasing  our programmatic business, expanding our position in the mobile ecosystem through our growing DSP, and launching MDX-NXT, our next generation ad management platform.”

First quarter highlights include:

•	Core product revenues including mobile, video, data driven products and programmatic solutions grew 32% year over year:

•	Mobile product (including HTML5 formats) revenues grew 395% from the first quarter of 2015;

•	Data driven product revenue, such as Peer39, dynamic creative optimization, verification and viewability, grew 32% from the first quarter of 2015;

•	In stream video revenue increased 23% from the first quarter of 2015; and

•	Programmatic revenues grew 58% over the prior year with self service revenues now accounting for nearly 22% of segment revenues.

•	As anticipated, flash based rich media continues its trend, declining 75% from the first quarter of 2015.

•
At March 31, 2016, the Company had $40.3 million of cash and cash equivalents on hand and no long-term debt.  Sizmek purchased $1.3 million of shares under its $30 million repurchase plan in the first quarter of 2016.

2016 Business Outlook

For Full Year 2016, the Company provided the following unchanged outlook:

• Revenues for 2016 are expected to be between $182 million and $190 million.

• Adjusted EBITDA for 2016 is expected to be between $16 million and $18 million.

First Quarter 2016 Financial Results Webcast

The Company’s first quarter financial results conference call will be broadcast live on the Internet at 5 p.m. ET on May 10, 2016.  To access the conference call by telephone, interested parties may dial (855) 765-5680 and enter passcode 90124910.  International callers may access the call by dialing (707) 294-1311.  Please call five minutes in advance to ensure that you are connected. A replay will also be available for seven days following the call. To access the replay, interested parties may dial (855) 859-2056 and enter passcode 90124910.  International callers may access the replay by dialing (404) 537-3406.  Participants can access the webcast at www.sizmek.com/investor-relations.  For the webcast, please allow 15 minutes to register and download any necessary software.  Following the call’s completion, a replay will also be available on the Company’s website.

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), the Company has historically provided additional financial measures that are not prepared in accordance with GAAP (non-GAAP). We believe that the inclusion of Adjusted EBITDA as a non-GAAP financial measure in this press release helps investors to gain a meaningful understanding of our past performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts. Our management uses Adjusted EBITDA as a non-GAAP financial measure, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods and to the performance of our competitors.

We use Adjusted EBITDA to measure the operating performance of our business.  This measure is used by management in its financial and operational decision-making. There are limitations associated with reliance on any non-GAAP financial measure because non-GAAP financial measures are specific to our operations and financial performance, which makes comparisons with other companies’ financial results more challenging. By providing both GAAP and non-GAAP financial measures, we believe that investors are able to compare our GAAP results to those of other companies while also gaining a better understanding of our operating performance as evaluated by management.

The Company considers Adjusted EBITDA to be an important indicator of the overall performance of the Company because it eliminates the effects of events that are non-cash, or are not expected to recur as they are not part of our ongoing operations.

The Company defines “Adjusted EBITDA” as income (loss) from operations, before depreciation and amortization, share-based compensation, merger, integration and other expenses, and restructuring / impairment charges and benefits.  The Company considers Adjusted EBITDA to be an important indicator of the Company’s operational strength and performance and a good measure of the Company’s historical operating trends.

Adjusted EBITDA eliminates items that are either not part of our core operations, such as merger, integration and other expenses or do not require a cash outlay, such as share-based compensation and impairment charges.  Adjusted EBITDA also excludes depreciation and amortization expense, which is based on the Company’s estimate of the useful life of tangible and intangible assets.  These estimates could vary from actual performance of the asset, are based on historical costs, and may not be indicative of current or future capital expenditures.

Adjusted EBITDA should be considered in addition to, not as a substitute for, the Company’s operating income (loss), as well as other measures of financial performance reported in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measure and reconciling the non-GAAP financial measure to the comparable GAAP measure.

About Sizmek

Sizmek Inc. (NASDAQ: SZMK) fuels digital advertising campaigns for advertisers and agencies around the world with cutting-edge technology to engage audiences across any screen. For the last 15 years, the online business that is now Sizmek has proudly pioneered industry firsts in digital, including rich media, video and online targeted advertising across several channels. Sizmek’s open ad management stack, Sizmek MDX, delivers the most creative and impactful multiscreen digital campaigns, across mobile, display, rich media, video and social, all powered by an unrivaled data platform. With New York City as a center of operations, Sizmek connects about 19,000 advertisers and 3,700 agencies to audiences, serving more than 1.3 trillion impressions a year.  Sizmek operates on the ground in about 65 countries with a team of approximately 1,000 employees. www.sizmek.com

Cautionary Note Regarding Forward-Looking Statements

Statements in this release regarding our current expectations, estimates, outlook, guidance and projections about our operations, industry, financial condition, performance, results of operations, and liquidity constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: our ability to further identify, develop and achieve commercial success for new online video and mobile products; continued or accelerating decline in our rich-media business; delays in product offerings; the development and pricing of competing online services and products; consolidation of the digital industry and of digital advertising networks; slower than expected development of the digital advertising market; our ability to protect our proprietary technologies; identifying acquisition and disposition opportunities and integrating our acquisitions with our operations, systems, personnel and technologies; security threats to our computer networks; operating in a variety of foreign jurisdictions; fluctuations in currency exchange rates; adaption to new, changing, and competitive technologies; potential additional impairment of our goodwill and potential impairment of our other long-lived assets; our ability to achieve some or all of the expected benefits of the spin-off and merger transaction; and the other risks and uncertainties that affect our business, including those described in our filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent our estimates only as of the date hereof and should not be relied upon as representing our estimates as of any subsequent date. We disclaim any intention or obligation to update the forward-looking statements to reflect subsequent events or circumstances or update the reasons that actual results could differ materially from those anticipated in the forward-looking statements, except as required by law.

Sizmek Inc.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2016	2015

Revenues	$40,525	$36,759
Cost of revenues	18,199	13,610
Selling and marketing	14,641	13,997
Research and development	3,128	2,807
General and administrative	5,003	4,060
Operating expenses, excluding depreciation and amortization; share-based compensation; and merger, integration and other expenses	40,971	34,474
Adjusted EBITDA	(446)	2,285
Depreciation and amortization	2,922	7,439
Share-based compensation	867	846
Merger, integration and other expenses	2,768	834
Loss from operations	(7,003)	(6,834)
Other (income) expense, net	(526)	979
Loss before income taxes	(6,477)	(7,813)
Provision for income taxes	475	132
Net loss	$(6,952)	$(7,945)

Basic and diluted loss per common share	$(0.24)	$(0.27)

Weighted average common shares outstanding:
Basic and diluted	29,034	29,783

Sizmek Inc.
Consolidated Balance Sheets
 (In thousands)

	March 31, 2016	December 31, 2015
	(unaudited)
Assets
CURRENT ASSETS:
Cash and cash equivalents	$40,288	$42,046
Accounts receivable (less allowances of $1,736 as of March 31, 2016 and $1,795 as of December 31, 2015)	52,210	64,595
Restricted cash	1,581	1,538
Other current assets	3,908	4,568
Current assets of TV business	284	678
Total current assets	98,271	113,425
Property and equipment, net	32,115	29,410
Goodwill	9,337	8,411
Intangible assets, net	16,158	16,931
Deferred income taxes	511	523
Restricted cash	4,208	4,478
Other non-current assets	5,758	4,807
Total assets	$166,358	$177,985

Liabilities and Stockholders’ Equity
CURRENT LIABILITIES:
Accounts payable	$5,732	$3,683
Accrued liabilities	33,127	39,037
Current liabilities of TV business	424	1,203
Total current liabilities	39,283	43,923
Deferred income taxes	848	919
Other non-current liabilities	8,239	7,613
Total liabilities	48,370	52,455

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value—Authorized 15,000 shares; issued and outstanding—none	—	—
Common stock, $0.001 par value—Authorized 200,000 shares; 29,118 issued and outstanding at March 31, 2016; 29,584 issued and 29,228 outstanding at December 31, 2015	29	30
Treasury stock, at cost (356 shares at December 31, 2015)	—	(1,510)
Additional capital	366,580	368,658
Accumulated deficit	(245,241)	(238,289)
Accumulated other comprehensive loss	(3,380)	(3,359)
Total stockholders’ equity	117,988	125,530
Total liabilities and stockholders’ equity	$166,358	$177,985

Sizmek Inc.
Unaudited Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(6,952)	$(7,945)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment	1,458	3,553
Amortization of intangibles	1,464	3,886
Share-based compensation	867	846
Deferred income taxes	(75)	(327)
Benefit for accounts receivable recoveries	(59)	(60)
Gain (loss) from recovery of TV business net assets	149	(114)
Changes in operating assets and liabilities:
Accounts receivable	12,453	7,938
Other assets	412	(2,241)
Accounts payable and other liabilities	(4,071)	(2,195)
Net cash provided by operating activities	5,646	3,341

Cash flows from investing activities:
Purchases of property and equipment	(1,153)	(2,321)
Capitalized costs of developing software	(3,564)	(4,245)
Other	—	(29)
Net cash used in investing activities	(4,717)	(6,595)

Cash flows from financing activities:
Purchases of treasury stock	(1,277)	(4,500)
Payments of TV business liabilities	(948)	(139)
Proceeds from TV business assets	413	952
Payment of tax withholding obligation for shares tendered	(159)	(164)
Payment of financing property and equipment	(579)	—
Net cash (used in) financing activities	(2,550)	(3,851)

Effect of exchange rate changes on cash and cash equivalents	(137)	(357)
Net (decrease) in cash and cash equivalents	(1,758)	(7,462)
Cash and cash equivalents at beginning of year	42,046	90,672

Cash and cash equivalents at end of period	$40,288	$83,210

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$89	$430
Cash received for interest	$—	$(27)
Extended payment obligations incurred to purchase equipment	$—	$960

Sizmek Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(In thousands)

	Three Months Ended
	March 31,
	2016	2015
Net loss	$(6,952)	$(7,945)
Depreciation and amortization	2,922	7,439
Share-based compensation	867	846
Merger, integration and other expenses	2,768	834
Other expense, net	(526)	979
Provision (benefit) for income taxes	475	132
Adjusted EBITDA	$(446))	$2,285